Exhibit 3.1
THIS COMPOSITE ARTICLES OF INCORPORATION OF PEDIATRIX MEDICAL GROUP, INC. (THE “CORPORATION”) REFLECTS THE PROVISIONS OF THE CORPORATION’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AS RESTATED ON SEPTEMBER 25, 1995, AND ALL AMENDMENTS THERETO FILED WITH THE FLORIDA SECRETARY OF STATE THEREAFTER PRIOR TO MAY 5, 2006, BUT IS NOT AN AMENDMENT AND/OR RESTATEMENT THEREOF.
COMPOSITE ARTICLES OF INCORPORATION
OF
PEDIATRIX MEDICAL GROUP, INC.
ARTICLE I
     The name of the corporation is Pediatrix Medical Group, Inc. (hereinafter called the “Corporation”).
ARTICLE II
     The Corporation’s mailing address and the address of the Corporation’s principal office is 1455 Northpark Drive, Ft. Lauderdale, Florida 33326.
ARTICLE III
     The Corporation is to have perpetual existence.
ARTICLE IV
     The Corporation may engage any or all lawful activities or business permitted by a corporation under the laws of the State of Florida.
ARTICLE V
     These Amended and Restated Articles of Incorporation shall be effective as of 5:00 p.m. on April 27, 2006.
ARTICLE VI
     The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 101,000,000, consisting of (i) 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

     The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:
     A. Provisions Relating to the Preferred Stock.
          1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the “Board”) as hereinafter prescribed.
          2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
               (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;
               (b) the number of shares to constitute the class or series and the designations thereof;
               (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;
               (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;
               (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
               (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
               (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
               (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.
     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.
     B. Provisions Relating to the Common Stock.
          1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.
          2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in case, stock or otherwise.
          3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.
     C. General Provisions.
          1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.
          2. No shareholder of the Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend, voting or other rights of such shareholder.
ARTICLE VII
     A. Number and Term of Directors. The Corporation’s Board shall consist of at least less than one director, with the exact number to be fixed from time to time in the manner provided in the Corporation’s Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     B. Director Vacancies; Removal. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, only a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term of terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Shareholders shall not, and shall have no power to, fill any vacancy on the Board. Shareholders may remove a director from office prior to the expiration of his or her term, but only for “cause” by an affirmative vote or two-thirds of the outstanding shares of capital stock entitled to vote for the election of directors.
     C. Shareholder Nominations of Director Candidates. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this paragraph C; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than the date contemplated by the previous year’s proxy statement, such notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this paragraph C, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     D. Amendments. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, this Article VI shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote for the election of directors.
ARTICLE VIII
     The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter.
ARTICLE IX
     A. Call of Special Shareholders Meeting. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders’ meeting.
     B. Advance Notice of Shareholder-Proposed Business for Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than the date contemplated by the previous year’s proxy statement, such notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this paragraph B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     C. Amendments. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, this Article IX shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote for the election of directors.